Exhibit 10.3

Meredith Corporation

NONQUALIFIED STOCK OPTION AWARD AGREEMENT
FOR EMPLOYEES

You have been awarded a Nonqualified Stock Option under the Meredith Corporation 2004 Stock Incentive Plan (the "Plan"), as specified in the attached Notice of Grant of Stock Options and Option Agreement (the "Notice"):

THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THIS AGREEMENT (the "Agreement"), effective as of the date set forth in the attached Notice, is between Meredith Corporation, an Iowa corporation (the "Company") and the Optionee named in the Notice (the "Optionee"), pursuant to the provisions of the Plan. The parties hereto agree as follows:

1. Grant of Stock Option. Pursuant to action of the Compensation Committee of the Board of Directors of the Company (the "Committee"), the Company hereby grants to Optionee the Option to purchase the number of shares of Common Stock of the Company, $1.00 par value ("the Shares") as set forth in the attached Notice at the stated Option Price, which is 100% of the Fair Market Value on the date of grant, subject to the terms and conditions of the Plan and this Agreement.

2. Exercise of Stock Option. As long as the vesting requirements provided herein are met and the Option has not otherwise terminated or expired, the Optionee may exercise in whole or in part this Option at any time six (6) months after the date of grant. The vesting schedule for the dates on or after which the Options may be exercised is as set forth in the attached Notice.

3. Procedure for Exercise of Options. This Option may be exercised by giving written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice:

(a) shall be signed by the Optionee, his or her legal representative or permitted transferee under this Agreement;

(b) shall specify the number of full shares then elected to be purchased with respect to the Option;

(c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the shares to be purchased, shall contain a representation of Optionee that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed;

(d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased.

The Option Price upon exercise of this Option shall be payable to the Company in full either:

(a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee);

(b) by tendering or certifying to the ownership of previously acquired shares of the Company's Common Stock held for at least six (6) months having an aggregate Fair Market Value at the time of exercise equal to the total price of the Shares for which the Option is being exercised;

(c) by a combination of (a) and (b);

(d) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option Shares or loan proceeds to pay the exercise price and withholding taxes due to Company; or

(e) such other methods of payment as the Committee at its discretion deems appropriate.

As promptly as practicable after receipt of such notice and payment, the Company shall cause to be issued and delivered to the Optionee, his or her legal representative or permitted transferee under this Agreement, as the case may be, certificates for the Shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends as determined by the Committee. The Company shall maintain a record of all information pertaining to Optionee's rights under this Agreement, including the number of Shares for which this Option is exercisable.

4. Termination of Employment by Death. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of death, any outstanding Options granted to Optionee that are not vested at the date of termination shall become fully vested and exercisable according to the terms of the Plan and this Agreement. Optionee's beneficiary (or such persons who have acquired Optionee's rights under the Option by will or by the laws of descent and distribution) shall have the same right to exercise this Option as Optionee had during his or her lifetime, for a period ending on the date of expiration set forth in the attached Notice.

5. Termination of Employment by Disability. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of disability, any outstanding Options granted to Optionee that are not vested at the date of termination shall become fully vested and exercisable according to the terms of the Plan and this Agreement. For these purposes, "disability" shall mean the Optionee's incapacity due to physical or mental illness to perform his or her duties with the Company on a full-time basis for a period of twelve (12) months. Optionee shall have the same right to exercise this Option as Optionee had during his or her employment for a period ending on the date of expiration set forth in the attached Notice.

6. Termination of Employment by Retirement. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of retirement (as defined under the then established rules of the Company's tax-qualified retirement plans), any outstanding Options granted to Optionee that are not vested at the date of termination shall become fully vested and exercisable according to the terms of the Plan and this Agreement. Optionee shall have the same right to exercise this Option as Optionee had during his or her employment for a period ending on the date of expiration set forth in the attached Notice.

7. Termination of Employment for Other Reasons. If, without having fully exercised this Option, Optionee's employment with the Company is terminated for reasons other than his or her death, disability or retirement, then Optionee shall have the right to exercise Optionee's rights under this Option for an exercise period of up to thirty (30) days after the date of such termination, provided that, in no event shall this extension period continue beyond the expiration of the term of this Option. In addition, any such extension shall be applicable only to the extent that this Option is vested and exercisable according to the terms of the Plan and this Agreement at the date of termination of employment.

8. Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during Optionee's lifetime only by Optionee, Optionee's legal representative or permitted transferee. Notwithstanding the foregoing, at the discretion of the Committee, Optionee may transfer this Option, in whole or in part, to members of Optionee's immediate family or trusts or family partnerships for the benefit of such persons, subject to the terms and conditions as may be established by the Committee.

9. Adjustments in Authorized Shares. This Option is subject to the provisions of Section 13 of the Plan, regarding adjustments in connection with changes in corporate capitalization and corporate transactions, as in effect on the date hereof.

10. Change in Control. This Option is subject to the provisions of Section 12 of the Plan, regarding the consequences of a change in control. In addition, notwithstanding any other provision of this Agreement to the contrary, if, during the period of two (2) years following a change in control (as defined in said Section 12 of the Plan), without having fully exercised this Option, Optionee's employment with the Company is terminated by the Company other than for Cause, or by Optionee other than in a Voluntary Resignation, then Optionee shall have the same right to exercise this Option after the date of such termination as Optionee had during his or her employment, until the expiration of the original term of this Option. For purposes of this Section 10, (a) "Cause" shall mean (1) "Cause" as defined in any employment or severance agreement between the Company and the Optionee, or (2) if there is no such agreement or if it does not define Cause, the Optionee's commission of a felony, dishonesty in the course of fulfilling his or her employment duties, or willful and deliberate failure to perform his or her employment duties in any material respect, and (b) "Voluntary Resignation" shall mean a voluntary resignation by the Optionee (x) that is not a retirement and (y) in connection with which the Optionee is not entitled to severance pay or benefits under any employment or severance agreement, plan or policy with or of the Company.

11. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid and the Shares have been issued and delivered to him or her.

12. Continuation of Employment. This Agreement shall not confer upon Optionee any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her employment at any time.

13. Fair Market Value. For the purposes of this Agreement, the Fair Market Value ("Fair Market Value") of the Company's Common Stock shall be determined in such manner as the Committee may deem appropriate.

14. Miscellaneous.

(a) This Agreement and the rights of Optionee hereunder are subject to all the terms and conditions (including shareholder approval) of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

(b) It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Optionee. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. All terms used herein shall have the same meaning as in the Plan document.

(c) With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment or modification of the Plan may in any way adversely affect Optionee's rights under this Agreement.

(d)

(i) The Company shall have the authority to deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including Optionee's FICA obligation) required by law to be withheld with respect to any exercise of Optionee's rights under this Agreement without Optionee's written consent.

(ii) Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, with respect to a Nonqualified Stock Option, by having the Company withhold shares of Common Stock having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable and in writing, and shall be signed by Optionee in advance of the day that the transaction becomes taxable.

(e) Optionee agrees to take all steps necessary to comply with all applicable provisions of Federal and state securities laws in exercising Optionee's rights under this Agreement.

(f) The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

(g) This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    To the extent not preempted by Federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

15. Notices. All notices hereunder shall be in writing and delivered either in hand, by certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized delivery service which provides proof of delivery, all delivery charges prepaid, and addressed as follows:

To the Company: Meredith Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Attention: Corporate Secretary

To the Optionee or his or her Representative at the address of the Optionee at the time appearing in the employment records of the Company, currently as shown on the attached Notice or

At such other address as either party may designate by notice given to the other in accordance with these provisions.

GRANTEE'S INITIALS MEREDITH CORPORATION

By: Vice President-General Counsel & Secretary

_____________________________________________________________________________

Meredith Corporation

Notice of Grant of Stock Options ID: 42-0410230

and Option Agreement 1716 Locust Street

Des Moines, Iowa 50309-3023

_____________________________________________________________________________

[NAME] Option Number: #####

[Address] Plan:

ID: #########

________________________________________________________________

Effective [date], you have been granted a Non-Qualified Stock Option to buy [# of shares] shares of Meredith Corporation (the Company) stock at [price] per share.

The total option price of the shares granted is [dollar value].

Shares in each period will become fully vested on the date shown.

Shares Vest Type Full Vest Expiration

[# of shares] On Vest Date [vest date] [expiration date]

________________________________________________________________

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

_____________________________________________________________________________

________________________________________ ________________________________

Meredith Corporation Date

________________________________________ ________________________________
[NAME] Date